EXHIBIT 10.37
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June 29, 2000

Mr. Shai Bar-Lavi, CEO
ValueFlash.com, Inc.
250 West 57th Street, Suite 1101
New York, NY  10019

Dear Bar-Lavi:

         This letter agreement (this "Agreement") sets forth the understanding between us with respect to the formation of a strategic alliance (the "Strategic Alliance") between J. Walter Thompson U.S.A., Inc. ("JWT") and ValueFlash.com, Inc. ("ValueFlash"). The primary objectives of the Strategic Alliance are to provide JWT and its clients access to the products and services of ValueFlash (collectively, the "ValueFlash.com Services") and to develop new client relationships for the benefit of both parties to the Strategic Alliance. In furtherance of this objective, JWT shall introduce to ValueFlash those of its existing clients which in JWT's opinion, could benefit from access to the ValueFlash Services.

         1.       TERM

                  The Strategic Alliance shall become effective as of the date hereof and shall continue until terminated by either party upon at least sixty
(60) days' prior written notice given to the other party, subject, however, to the continuing obligations described in paragraph 5 below.

         2.       EXCLUSIVITY; NATURE OF RELATIONSHIP; REFERRAL

                  (a) The present agreement is mutually non-exclusive and shall not constitute an obligation of either party to retain the other's products or services for its clients or prospects; provided, however, that JWT shall have an exclusive right of first refusal to participate in the development of Treasure Chest, as set forth in Paragraph 10. JWT and ValueFlash shall work in good faith to develop a joint-marketing plan to be reviewed on an regular basis, but in any event, at least once every month, that will identify specific clients and projects (collectively, "Properties") to be pursued for potential business. Notwithstanding the foregoing to the contrary, the parties understand and agree that the Strategic Alliance represents a strategic joining of resources and does not constitute a partnership or other legal entity. The parties shall provide services with respect to the Strategic Alliance solely in their respective individual capacities as independent contractors.
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                  (b)  (i)  During the term of this Agreement, JWT may from
time-to-time refer to ValueFlash those of its clients which JWT determines may benefit from an association with ValueFlash (subject in all cases to the preference and directives of such clients) or ValueFlash may enter into discussions with a potential new client by leveraging the name, contacts or services of JWT or its affiliates (any such client is hereinafter referred to as a "JWT Contact"). If a JWT Contact enters into any agreement, commitment or understanding with ValueFlash for ValueFlash Services (any such agreement, commitment or understanding, together with any modification, amendment, renewal or extension thereof, hereafter referred to as a "Services Agreement"), ValueFlash shall pay to JWT a commission as set forth in Section 3(a) below. Nothing herein shall be deemed to create or imply a guarantee from JWT to ValueFlash for any minimum number of referrals or any guarantee that any JWT Contact will enter into a Services Agreement with ValueFlash.

                  (ii) In the event ValueFlash entered into a Services Agreement with any JWT Contact, it shall promptly provide JWT with written notice thereof, together with a copy of such Services Agreement and a written description of the material terms and conditions contained in such Services Agreement. Such Services Agreement shall clearly state the amounts to be paid to ValueFlash, including, without limitation, the license fee, if any, to be charged to such JWT Contact for the ValueFlash Services and the amount to be paid to ValueFlash for services to be provided pursuant to such Services Agreement.

                  (iii) At the request of ValueFlash, JWT may from time-to-time, and at its sole discretion, assist ValueFlash in making business presentations to prospective clients ("Prospective Clients"). Any such Prospective Client shall be deemed to be a JWT Contact for all purposes of this Agreement, including, without limitation, for purposes of paragraph 3 below.

                  (iv) ValueFlash agrees that JWT shall have the exclusive right to manage the overall client relationship with any JWT Contact, subject to the preferences and directives of such JWT Contact.

                  (v) JWT agrees that ValueFlash shall have the right to decline a JWT Contact; provided, however if such JWT Contact subsequently enters into a Services Agreement, such Services Agreement shall be subject to the terms of this Agreement.

         3.       COMMISSION

                  In consideration for the services performed by JWT hereunder, ValueFlash agrees to pay a commission fee to JWT (the "JWT Commission") equal to twenty percent (20%) of the Revenues (as defined herein) earned by ValueFlash during the first sixty (60) months following the execution of any Services Agreement. As used herein, "Revenues" shall include, without limitation, fees, commissions, mark-ups and hourly charges received by ValueFlash in connection with services provided by ValueFlash, including, without limitation, hosting, CD-ROM development, production and distribution, ValueFlash module design, set-up and production, advertising sales, fees and commissions, and E-commerce sales, commissions and referral fees. All such JWT Commissions shall be paid to JWT within 30 days after receipt by

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ValueFlash of any such Revenues, together with a statement showing the computation of such Commission.

         4.       BOOKS AND RECORDS

                  ValueFlash will maintain complete and accurate books, records and accounts of all revenues received by it relating to any Services Agreement. JWT, through its employees and representatives, including, without limitation, its legal counsel and its certified public accountants, shall be entitled to make such examination of the books and records of ValueFlash as shall be reasonably necessary to verify the information set forth in the computation of any Commission. Any such examination shall be made during normal business hours upon reasonable prior notice with the full cooperation of ValueFlash and its employees and representatives.

         5.       CONTINUING OBLIGATIONS

                  Notwithstanding anything in this Agreement to the contrary, upon a termination of this Agreement pursuant to paragraph 2 above, the provisions of paragraphs 3 and 4 above shall remain in full force and effect until the termination in full of any and all Services Agreements. Accordingly, each party shall be obligated to continue to pay all Commissions with respect to any Services Agreement, as applicable, in accordance with the provisions of paragraph 3 above. IN ADDITION, IN THE EVENT VALUEFLASH ENTERS INTO A SERVICES AGREEMENT AT ANY TIME WITHIN 12 MONTHS FOLLOWING THE TERMINATION OF THIS AGREEMENT, IT SHALL BE REQUIRED TO PAY THE COMMISSION RELATING TO SUCH SERVICES AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH 3 ABOVE.

         6.       USE OF NAMES

                  Each of the parties shall have a non-exclusive limited use license during the term of this Agreement to use each other's name for purposes of promoting the Strategic Alliance and implementing the purposes of this Agreement. In no event shall either party hold itself out as being a subsidiary or equity affiliate of the other in any manner whatsoever. No Party shall have the right to utilize or make reference to the other or any of the other's subsidiary or affiliated companies in any manner in connection with its business except as provided hereunder, nor to apply for or register such or similar names on any trademark or commercial register in any state or country.

         7.       NON-SOLICITATION

                  During the period from the date hereof through the first anniversary of the termination of this Agreement for any reason, ValueFlash and JWT agree that they shall not persuade or attempt to persuade any employee of the other company to terminate his or her employment with the other company, or otherwise employ or attempt to employ or assist anyone else to employ any person who is then in the other company's employ, or who was in ValueFlash's or JWT's employ at any time during the preceding one year period.

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

         8.       TREASURE CHEST RIGHT OF FIRST REFUSAL

                  JWT shall have the sole and exclusive right of first refusal to participate in the development and marketing of the Treasure Chest concept and technology with ValueFlash.

         9.       CLIENT CONFLICTS

                  ValueFlash agrees to cooperate with JWT in good faith to resolve any conflict of interest regarding the furnishing of services by ValueFlash to any current or prospective client of JWT in a mutually satisfactory manner.

         10.      AUTHORITY OF PARTIES

                  Nothing herein shall be construed to authorize any party hereto to act on behalf of any other party as agent, attorney-in-fact, partner or in any other capacity, or to legally bind such other party in any manner, except as specifically provided herein.

         11.      CONFIDENTIALITY

                  Each party agrees that it will not at any time disclose to anyone any confidential information or trade secret of the Strategic Alliance, any other party hereto (including such party's respective affiliates) or any client of any other party hereto, or utilize such confidential information or trade secret for its own benefit, or for the benefit of third parties, except as may be required by law.

         12.      REPRESENTATIONS AND WARRANTIES

                  Each Party hereby represents and warrants to the other party as follows: (a) the execution and delivery of this agreement and the consummation of the transactions contemplated hereby to be performed by such party will not result in a breach or violation of, or a default under (I) any agreement or other document by which such party is bound, or (ii) any law, administrative regulation or court decree, applicable to such party which could materially adversely affect the purpose of the Strategic Alliance or the other party, and (b) this Agreement constitutes the valid and binding agreement of such Party, enforceable against it in accordance with its terms.

         13.      INDEMNIFICATION

                  Each party shall indemnify, defend and hold harmless the other party from and against any third party claims against, and any related liabilities, penalties, damages, judgments and expenses, including reasonable attorneys' fees, arising out of such party's negligence or willful misconduct in connection with its performance hereunder. Each party's obligation to indemnify, defend and hold harmless the other party pursuant to this Paragraph 15 is subject to the indemnified party having given the indemnifying party prompt written notice of their claim or of the commencement of the related action, as the case may be, and permitting the indemnifying party to consult with the indemnified party with respect to the defense of the claim or action, at the indemnifying party's own expense. The indemnified party shall not settle or compromise any such

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third party claim without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

         14.      MISCELLANEOUS

                  (a) Amendments. This Agreement may not be amended or modified in any respect unless pursuant to a writing signed by both parties.

                  (b) Severability. If any of the provisions contained in this Agreement, or any part of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect regardless of the invalid portions.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof.

                  (d) Successors and Assigns. This Agreement and the rights and obligations hereunder may not be assigned by either party without the consent of the other. This Agreement shall be binding upon the parties hereto and their successors and assigns, and shall inure to the benefit of the parties hereto and their successors and assigns.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       J. WALTER THOMPSON U.S.A., INC.

                                       By: /s/ Richard Pollet
                                           --------------------------------
                                           Name:  Richard Pollet
                                           Title:  Executive Vice President




                                       VALUEFLASH.COM, INC.

                                       By: /s/ Shai bar-Lavi
                                           --------------------------------
                                           Name:  Shai bar-Lavi
                                           Title:  CEO










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